UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2010

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 1, 2010, Energy XXI (Bermuda) Limited’s indirect wholly-owned subsidiary Energy XXI Gulf Coast, Inc. (“Gulf Coast”) received written confirmation from the administrative agent under its Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that it had received signature pages from all of the lenders under the Waiver Regarding Amended and Restated First Lien Credit Agreement dated as of December 1, 2010 (the “Waiver”).  The Waiver is effective as of December 1, 2010, and by its terms it will expire on the earlier of January 31, 2011 or the effective date of that Eighth Amendment to Amended and Restated First Lien Credit Agreement dated November 17, 2010 (the “Eighth Amendment”)(described in that Form 8-K filed by Energy XXI (Bermuda) Limited on November 23, 2010).

The Waiver is entered into in connection with the anticipated consummation of the acquisition (the “Exxon Acquisition”) of assets by Energy XXI GOM, LLC, Gulf Coast’s direct wholly owned subsidiary, pursuant to that certain Purchase and Sale Agreement with Exxon Mobil Corporation, Mobil Oil Exploration & Producing Southeast Inc., Exxon Mobil Pipeline Company and Mobile Eugene Island Pipeline Company dated as of November 19, 2010.  The Waiver will provide certain waivers by the lenders under the First Lien Credit Agreement and other modifications to the First Lien Credit Agreement in furtherance of financings which may be used in part to fund the Exxon Acquisition and related financing matters.  The Waiver includes among other things:

•
Waiver of limitations under the First Lien Credit Agreement which restrict Gulf Coast’s ability to create, incur or permit to exist indebtedness, to the extent of permitting new unsecured indebtedness which shall not have a maturity date prior to six (6) months after First Lien Credit Agreement’s stated maturity date, the proceeds of which indebtedness which may be used solely (i) to pay for the redemption, exchange or refinancing of Gulf Coast’s existing 16% second lien junior secured notes due 2014 and 10% senior notes due 2013, (ii) to pay amounts owed in connection with the Exxon Acquisition, (iii) repay outstanding indebtedness under the First Lien Credit Agreement, and (iv) to pay for the purchase price and any fees and expenses associated with the Exxon Acquisition, as well as the fees and expenses associated with the financings, refinancing and payments contemplated with respect to all of the foregoing items (i) - (iv).  In addition, proceeds of such new indebtedness permitted by this waiver shall be subject to an escrow arrangement satisfactory to the administrative agent under the First Lien Credit Agreement and on and after the effective date of the Eighth Amendment may be used for the purposes described above.

•
Waiver of certain minimum financial ratio requirements under the First Lien Credit Agreement, including with respect to Gulf Coast’s total leverage ratio and interest coverage ratio, in relation to the incurrence of the permitted indebtedness described above.

A copy of the Waiver is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	Waiver Regarding Amended and Restated First Lien Credit Agreement effective as of December 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: December 2, 2010	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Waiver Regarding Amended and Restated First Lien Credit Agreement effective as of December 1, 2010